Exhibit 99.2

Combined Financial Statements

Ocean Park Hotels Portfolio 1
As of December 31, 2012 and 2011 and
Each of the Three Years in the Period Ended December 31, 2012 and
Nine Months Ended September 30, 2013 and 2012 (Unaudited)
With Report of Independent Auditors

Ocean Park Hotels Portfolio 1

Combined Financial Statements

As of December 31, 2012 and 2011 and
Each of the Three Years in the Period Ended December 31, 2012
and Nine Months Ended September 30, 2013 and 2012 (Unaudited)

Contents

Report of Independent Auditors	1

Combined Financial Statements

Combined Balance Sheets	3
Combined Statements of Comprehensive Income (Loss)	4
Combined Statements of Owners' Equity in Hotels	5
Combined Statements of Cash Flows	6
Notes to Combined Financial Statements	7

Report of Independent Auditors

The Board of Directors
Summit Hotel Properties, Inc.

We have audited the accompanying combined financial statements of the Ocean Park Hotels Portfolio 1 (the Portfolio), not a legal entity, which comprise the combined balance sheets as of December 31, 2012 and 2011, and the related combined statements of comprehensive income (loss), owners’ equity in hotels, and cash flows for each of the three years in the period ended December 31, 2012, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ocean Park Hotels Portfolio 1 as of December 31, 2012 and 2011, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP
Austin, Texas
January 17, 2014

Ocean Park Hotels Portfolio 1

Combined Balance Sheets

	December 31		September 30
	2012	2011	2013
			(Unaudited)
Assets
Cash and cash equivalents	$1,144,180	$480,500	$1,062,873
Restricted cash	156,345	125,706	185,555
Accounts receivable	121,569	123,052	248,945
Other receivables	386,832	223,108	614,957
Prepaid expenses and franchise fees	154,435	133,854	20,909
Deferred loan costs, net	202,138	265,228	171,940
	2,165,499	1,351,448	2,305,179
Property and equipment:
Land	7,405,333	7,405,333	7,405,333
Land improvements	2,365,630	2,365,630	2,365,630
Buildings	27,421,749	27,421,749	27,445,093
Building improvements	57,033	57,033	57,033
Furniture, fixtures, and equipment	8,135,281	8,076,742	8,189,429
Accumulated depreciation	(12,179,016)	(10,320,447)	(13,379,071)
Total property and equipment	33,206,010	35,006,040	32,083,447
Total assets	$35,371,509	$36,357,488	$34,388,626

Liabilities and owners’ equity
Accounts payable	$342,239	$350,171	$456,396
Due to affiliate	37,059	81,586	–
Accrued payables	–	12,423	1,874
Accrued payroll and payroll taxes	143,170	132,890	129,495
Accrued interest	768,208	634,354	872,598
Other accrued expenses	–	–	1,982
Mortgage payable	32,049,191	32,818,721	31,313,072
Total liabilities	33,339,867	34,030,145	32,775,417
Total owners’ equity	2,031,642	2,327,343	1,613,209
Total liabilities and owners’ equity	$35,371,509	$36,357,488	$34,388,626

See accompanying notes.

Ocean Park Hotels Portfolio 1

Combined Statements of Comprehensive Income (Loss)

	Year Ended December 31			Nine Months Ended September 30
	2012	2011	2010	2013	2012
				(Unaudited)
Revenue
Room revenue	$11,949,807	$11,333,061	$10,821,606	$9,379,027	$9,393,980
Telephone revenue	4,709	7,342	11,171	3,498	3,626
Other revenue	224,438	232,617	228,085	140,928	167,074
Total revenue	12,178,954	11,573,020	11,060,862	9,523,453	9,564,680

Expenses
Department expense:
Rooms expense	1,052,527	1,024,707	909,584	838,777	801,419
Telephone expense	111,197	82,002	53,485	91,798	80,489
Total department expense	1,163,724	1,106,709	963,069	930,575	881,908

Operating expense:
Salaries and wages	2,011,373	1,960,215	1,929,847	1,597,837	1,518,115
Payroll taxes and benefits	425,050	393,339	423,283	347,150	333,977
Other expense	62,615	66,907	61,612	41,894	48,009
Administrative and general expense	522,937	541,198	560,182	394,825	377,612
Sales and marketing expense	966,573	887,624	815,860	751,103	746,094
Maintenance expense	297,774	325,823	154,674	138,293	231,564
Amortization/depreciation	1,921,659	2,225,236	2,105,062	1,240,907	1,441,295
Franchise fee	510,179	483,919	461,622	401,401	400,877
Management fee	422,445	403,367	376,271	347,789	346,243
Energy	379,617	381,706	373,289	302,122	289,311
Non-operating expense	614,969	616,352	710,794	469,575	451,742
Owner expenses	174,684	304,844	25,393	247,519	149,813
Interest expense	1,727,356	1,882,154	1,908,701	1,319,082	1,298,066
Total operating expense	10,037,231	10,472,684	9,906,590	7,599,497	7,632,718
Comprehensive income (loss)	$977,999	$(6,373)	$191,203	$993,381	$1,050,054

See accompanying notes.

Ocean Park Hotels Portfolio 1

Combined Statements of Owners’ Equity in Hotels

Balance at January 1, 2010	$5,133,713
Comprehensive income	191,203
Distributions to owners	(1,448,767)
Balance at December 31, 2010	3,876,149
Comprehensive loss	(6,373)
Distributions to owners	(1,542,433)
Balance at December 31, 2011	2,327,343
Comprehensive income	977,999
Distributions to owners	(1,273,700)
Balance at December 31, 2012	2,031,642
Comprehensive income (unaudited)	993,381
Distributions to owners (unaudited)	(1,411,814)
Balance at September 30, 2013 (unaudited)	$1,613,209

See accompanying notes.

Ocean Park Hotels Portfolio 1

Combined Statements of Cash Flows

	Year Ended December 31			Nine Months Ended September 30
	2012	2011	2010	2013	2012
				(Unaudited)
Operating activities
Comprehensive net income (loss)	$977,999	$(6,373)	$191,203	$993,381	$1,050,054
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,858,569	2,085,131	2,033,882	1,200,053	1,391,650
Amortization	63,090	140,105	71,180	40,854	49,645
(Increase) decrease in assets:
Accounts receivable and other receivable	(162,241)	(154,294)	(30,653)	(355,693)	(227,554)
Prepaid expenses	(20,581)	(14,847)	76,173	133,718	100,017
Accounts payable	(7,933)	(16,307)	(198,869)	114,156	55,962
Accrued payroll and payroll taxes	10,280	2,140	34,750	(13,675)	(11,755)
Due to affiliated company	(44,527)	(2,953)	84,539	(37,059)	(80,736)
Other accrued expenses	121,432	130,581	71,208	108,247	85,964
Net cash provided by operating activities	2,796,088	2,163,183	2,333,413	2,183,982	2,413,247

Investing activities
Restricted cash	(30,639)	87,340	(25,106)	(29,210)	38,232
Capital expenditures for property and equipment	(58,540)	(155,313)	(214,615)	(77,492)	(53,391)
Net cash used in investing activities	(89,179)	(67,973)	(239,721)	(106,702)	(15,159)

Financing activities
Proceeds from issuance of debt	–	12,500,000	–	–	–
Pay-off of debt	–	(12,173,534)	–	–	–
Principal payments on debt	(769,529)	(685,774)	(669,956)	(736,119)	(571,425)
Distributions to members	(1,273,700)	(1,542,433)	(1,448,767)	(1,411,814)	(882,913)
Deferred loan costs	–	(194,278)	–	(10,654)	–
Net cash used in financing activities	(2,043,229)	(2,096,019)	(2,118,723)	(2,158,587)	(1,454,338)

Net change in cash and cash equivalents	663,680	(809)	(25,031)	(81,307)	943,750
Cash, beginning of year	480,500	481,309	506,340	1,144,180	480,500
Cash, end of year	$1,144,180	$480,500	$481,309	$1,062,873	$1,424,250

Supplemental cash flow information
Cash paid for interest	$959,148	$1,247,800	$1,389,598	$446,484	$566,894

See accompanying notes.

Ocean Park Hotels Portfolio 1

Notes to Combined Financial Statements

1. Description of Business and Basis of Presentation

The combined financial statements presented herein are for three hotels (the Portfolio) owned by Ocean Park Hotels-LLO, LLC, LLO Operator, Inc., Ocean Park Hotels-PWY, LLC, and Ocean Park Hotels-SBA, LLC (collectively, the Owners) located in Camarillo, Poway, and Goleta, California. The hotels include (i) a 115-room Hampton Inn and Suites hotel located in Camarillo, California (Camarillo), (ii) a 108-room Hampton Inn and Suites hotel located in Poway, California (Poway), and (iii) a 98-room Hampton Inn hotel located in Goleta, California (Goleta).

These combined financial statements present the combined balance sheets, statements of comprehensive income (loss), statements of owners’ equity in hotels, and statements of cash flows of the Ocean Park Hotels Portfolio 1, not a legal entity.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and the accompanying notes. Actual results could differ from those estimates and assumptions. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Intercompany accounts and transactions have been eliminated in combination.

Cash

Cash includes cash held in depository bank accounts.

Restricted Cash

Restricted cash consists of funds placed in escrow with mortgage lenders to pay property taxes and capital expenditures.

Concentrations of Credit Risk

The Owners maintain their cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Portfolio has not experienced any losses in such accounts.

Ocean Park Hotels Portfolio 1

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Investment in Hotel Properties

Investments in hotel properties and related assets are recorded at cost, less accumulated depreciation. The Portfolio capitalizes the costs of significant additions and improvements that materially extend a property’s life. These costs may include hotel refurbishment, renovation, and remodeling expenditures. All costs of repairs and maintenance are expensed as incurred.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

Classification	Estimated Useful Lives

Buildings and improvements	40
Land improvements	15
Furnishings and equipment	5

When depreciable property and equipment are retired or disposed of, the related costs and accumulated depreciation are removed from the combined balance sheets, and any gain or loss is reflected in current operations.

Impairment of Investment in Hotel Properties

If events or circumstances indicate that the carrying value of a hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the excess of the net book value over the estimated fair value is charged to earnings.

Ocean Park Hotels Portfolio 1

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

No provision or liability for income taxes or income tax positions has been made in the accompanying combined financial statements since the combined financial statements do not contemplate the type of legal or tax entity that holds the Portfolio.

Advertising Costs

Advertising costs are expensed as incurred, and are included in sales and promotion expenses in the accompanying combined statements of comprehensive income.

Revenue Recognition

Revenues are recognized when rooms are occupied and the services are provided. Revenues consist of mainly room sales and food and beverage sales. Additionally, the Portfolio collects sales, use, occupancy, and similar taxes, which are presented on a net basis in the accompanying combined statements of operations.

Accounts Receivable

Accounts receivable, which primarily represent amounts due from hotel guests, are recorded at management’s estimate of the amounts that will be ultimately collected. The Portfolio provides for an allowance for doubtful accounts, which is based on specific identification and management’s historical experience.

Due to Affiliated Company

Due to affiliates represents the amounts payable to an affiliate of the Portfolio for services rendered related to management fees and reimbursable expenses.

Ocean Park Hotels Portfolio 1

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Deferred Loan Cost, Net

Certain loan costs are deferred and amortized to interest expense using the straight-line method, which approximates the amount to be amortized using the effective interest method. At the time of any repurchases or retirements of debt, a proportionate amount of net deferred loan costs is written off. The Portfolio recognized amortization of deferred loan costs totaling $60,475, $136,529, and $67,605 for the years ended December 31, 2012, 2011, and 2010, respectively, and $38,893 and $46,965, respectively, for the nine months ended September 30, 2013 and 2012 (unaudited).

Fair Value of Financial Instruments

Financial assets and liabilities with carrying amounts approximating fair value include cash, accounts receivable, other receivables, prepaid expenses and deposits, accounts payable, and accrued expenses. The carrying amounts of these financial assets and liabilities approximate fair value because of their short maturities. The carrying amounts of the Portfolio’s debt and other long-term liabilities approximate their fair values. The fair value of debt was based upon management’s best estimate of interest rates that would be available for similar debt obligations as of December 31, 2012 and 2011.

The accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standard establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs, such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Ocean Park Hotels Portfolio 1

Notes to Combined Financial Statements (continued)

3. Franchise Agreements

Upon opening of the hotels, the Owners entered into franchise agreements with Hilton Hotels Corporation. The agreements are for a 20-year period from the opening date of each hotel. Franchise fees are computed at 4.0%, 4.0%, and 5.0% of the gross room revenues for Camarillo, Goleta, and Poway, respectively, as defined in the agreement. Franchise fees for the years ended December 31, 2012, 2011, and 2010 were $510,179, $483,919, and $461,622, respectively, and were $401,401 and $400,877 for the nine months ended September 30, 2013 and 2012, respectively (unaudited).

4. Mortgages Payable

The Owners had the following mortgages payable at December 31:

	2012	2011
Note payable dated September 21, 2007, in the original amount of $1,585,000 with a 6.58% interest rate per annum. The note is payable annually each March 31 in an amount equal to the defined cash flow, per the agreement; however, if there is a defined cash flow shortage, no payment is due. As of December 31, 2012, no payments have been required on the note payable. The note payable will be due in full on October 22, 2028.	$1,585,000	$1,585,000
Note payable dated September 20, 2007, with a total commitment amount of $11,745,000 with principal and interest payments of $89,594 for thirty-five months and the remaining balance due on October 1, 2012. The loan was modified in January 2013, and commencing on February 1, 2013, principal and interest are payable in eleven equal installments, with a final payment of the entire balance due on January 1, 2014. The original loan had an interest rate of the prime rate, and the modification has an interest rate of prime plus 0.75%, with a minimum of 4.00%. The interest rate at December 31, 2012 was 3.25%. The loan is secured by the property and general assets.
	10,735,499	11,065,085
Note payable dated December 16, 2005, with a total commitment amount of $12,225,000 with principal and interest monthly payments of $89,500 with a 7.45% interest rate and the remaining balance due on December 1, 2015. The loan was refinanced on November 9, 2011, with a total commitment amount of $12,500,000, with principal and interest monthly payments of $81,557, along with additional reserve and escrow payments as defined in the agreement, with a final payment of the entire balance due on November 11, 2021. The refinanced loan interest rate is 6.133%. The loan is guaranteed by related parties of the Owners.
	12,276,131	12,482,328

Ocean Park Hotels Portfolio 1

Notes to Combined Financial Statements (continued)

4. Mortgages Payable (continued)

	2012	2011
Note payable dated October 25, 2004, in the original amount of $9,000,000 with principal and interest monthly payments of $57,833, with a 5.92% interest rate and the remaining balance due on November 6, 2014.	$7,452,561	$7,686,308
Total	$32,049,191	$32,818,721

At December 31, 2012, the aggregate maturities for mortgages payable are as follows:

Year ending December 31:
2013	$3,326,138
2014	16,819,290
Thereafter	11,903,763
Total	$32,049,191

5. Related-Party Transactions

The Owners have management agreements with Ocean Park Hotels, Inc., an entity related through common ownership. Ocean Park Hotels, Inc., and LLO Operator, Inc., which is the lessee to Ocean Park Hotels-LLO, LLC, entered into a management agreement as of September 25, 2003, which has a three-year term with renewal options.  The agreement has been renewed each year with no changes to the terms.  The agreement provides for base management fees that are calculated as 4% of adjusted gross revenue, as defined. Ocean Park Hotels, Inc., and Ocean Park Hotels-SBA, LLC, entered into a management agreement as of December 26, 2005, which has a one-year term with renewal options.  The agreement has been renewed each year with no changes to the terms.  The agreement provides for base management fees that are calculated as 4% room revenues, as defined, up to $3.7 million and 2% of any excess in each fiscal year. Ocean Park Hotels, Inc., and Ocean Park Hotels-PWY, LLC, entered into a management agreement as of September 20, 2007, which has a five-year term with renewal options.  The agreement has been renewed each year with no changes to the terms.  The agreement provides for basic management fees equal to 4% of adjusted gross revenue, as defined, in each fiscal year during the term, subject to certain conditions that bring the management fee down to 3% of adjusted gross revenue.

Management fees for the years ended December 31 2012, 2011, and 2010 were $422,445, $403,367, and $376,271, respectively. Management fees for the nine months ended September 30, 2013 and 2012 were $347,789 and $346,243 (unaudited), respectively.

Ocean Park Hotels Portfolio 1

Notes to Combined Financial Statements (continued)

5. Related-Party Transactions (continued)

Under the terms of the management agreements, the Owners are required to deposit into a furniture, fixtures, and equipment reserve a percentage of the gross revenues. The percentage through first year was 2%, the second year 3%, and the third year going forward 4%.

6. Commitments and Contingencies

The nature of the Portfolio’s operations exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material effect on the combined financial position, results of operations, or cash flows of the Portfolio.

7. Subsequent Events

Management has evaluated subsequent events through January 17, 2014, the date the accompanying combined financial statements were available to be issued.

On July 10, 2013, the Owners entered into a definitive purchase and sale agreement to sell the Ocean Park Hotels-SBA, LLC to Summit Hotel Properties, Inc. through its operating partnership, Summit Hotel O.P. L.P., and on January 10, 2014, the hotel was sold for an aggregate sales price of $28 million, subject to closing prorations and adjustments.